INVESTMENT LETTER

                      SELIGMAN MUNICIPAL FUND SERIES, INC.


     Seligman   Municipal   Fund  Series,   Inc.  (the  "Fund"),   an  open-end,
non-diversified    management    investment   company,   and   the   undersigned
("Purchaser"), intending to be legally bound, hereby agree as follows:

1. The Fund hereby sells to Purchaser and Purchaser purchases 1 Class C share of Capital Stock (par value $.001) of each of Seligman National Municipal Series, Seligman Colorado Municipal Series, Seligman Georgia Municipal
     Series, Seligman Louisiana Municipal Series, Seligman Maryland Municipal Series, Seligman Massachusetts Municipal Series, Seligman Michigan Municipal Series, Seligman Minnesota Municipal Series, Seligman Missouri Municipal Series, Seligman New York Municipal Series, Seligman Ohio
     Municipal Series, Seligman Oregon Municipal Series, and Seligman South Carolina Municipal Series, each a series of the Fund, (the "Shares") each at a price equivalent to the net asset value of one Class D share of the same Series as of the close of business on May 27, 1999. The Fund hereby acknowledges receipt from the Purchaser of funds in such amount in full payment for the Shares.

2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.


     IN WITNESS WHEREOF, the parties have executed this agreement as of the 28tfhday of May, 1999.


                                        SELIGMAN MUNICIPAL FUND SERIES, INC.


                                        By: ________________________________
                                        Name:  Lawrence P. Vogel
                                        Title: Vice President


                                        J. & W. SELIGMAN & CO. INCORPORATED


                                        By: ________________________________
                                        Name:  Brian T. Zino
                                        Title: President